UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) July 6, 2009
Reynolds American Inc.
(Exact Name of Registrant as Specified in its Charter)

North Carolina (State or Other Jurisdiction of Incorporation)	1-32258 (Commission File Number)	20-0546644 (IRS Employer Identification No.)
401 North Main Street,
Winston-Salem, NC 27101
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: 336-741-2000
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement.
     Effective July 6, 2009, Reynolds American Inc., referred to as RAI, entered into a Second Amendment to Credit Agreement, referred to as the Second Amendment, amending RAI’s Fifth Amended and Restated Credit Agreement, dated June 28, 2007 (as amended by a First Amendment, effective March 31, 2008, referred to as the Credit Agreement). Subject to its specific terms and provisions, the Second Amendment amends the Credit Agreement by, among other things: (1) terminating the revolving loan commitment of Lehman Commercial Paper Inc., referred to as LCPI, and thereby reducing the total revolving loan commitment under the Credit Agreement from $550 million to $498 million, (2) amending the definition of “Lender Default” and certain related definitions, (3) granting RAI the right under certain circumstances to terminate the revolving loan commitment of a Defaulting Lender, as defined in the Credit Agreement, if RAI is unable to replace such Defaulting Lender and (4) otherwise clarifying the rights and responsibilities of the parties to the Credit Agreement upon the occurrence of a Lender Default. As previously disclosed, LCPI filed for protection under Chapter 11 of the federal Bankruptcy Code on October 5, 2008.
     The foregoing summary of the Second Amendment is qualified in its entirety by the full text of the Second Amendment, a copy of which is attached to this Report as Exhibit 10.1.
ITEM 9.01 Financial Statements and Exhibits.
(d) Exhibits.
The following is filed as an Exhibit to this Report.

Number	Exhibit

10.1	Second Amendment to Credit Agreement, dated as of June 30, 2009.

SIGNATURE
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REYNOLDS AMERICAN INC.
By:	/s/ Frederick W. Smothers
	Name:	Frederick W. Smothers
	Title:	Senior Vice President and Chief Accounting Officer

Date: July 8, 2009

INDEX TO EXHIBITS

Number	Exhibit

10.1	Second Amendment to Credit Agreement, dated as of June 30, 2009.